EXHIBIT 32.1

CERTIFICATION

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John Wilkes, the Chief Executive Officer of Hemcare Health Services Inc hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the report on Form 10-Q of Hemcare Health Services Inc, for the quarterly period ended September 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Hemcare Health Services Inc.

Date: December 14, 2016	By:	/s/ John Wilkes
John Wilkes
President and Chief Executive Officer
(Principal Executive Officer)